Exhibit 10.1

Javo Dispenser, LLC

MASTER EQUIPMENT LEASE AGREEMENT

1.
LEASE-OWNERSHIP.  On and subject to the terms and provisions hereof, JAVO DISPENSER, LLC, a Delaware limited liability company ("Lessor") hereby agrees to lease to Javo Beverage Company, Inc., a Delaware corporation ("Lessee"), and Lessee hereby agrees to lease from Lessor, the personal property and equipment described in each Schedule of Equipment executed and delivered by Lessor and Lessee from time to time pursuant to this Master Equipment Lease Agreement (the "Agreement"), together with all repairs, refurbishments, replacements and substitutions thereof (collectively, the "Equipment"). Each Schedule of Equipment shall be substantially in the form attached hereto as Exhibit A, which is hereby incorporated herein by this reference, and shall contain any additional terms and conditions as may be mutually agreed upon by Lessor and Lessee. Each such Schedule of Equipment shall constitute a separate lease, and may hereafter be referred to as a "Lease." All Leases evidenced by Schedules of Equipment executed and delivered pursuant to this Agreement shall commence on or before July 30, 2007, and the maximum aggregate cost to Lessor of Equipment covered (i) by any Schedule of Equipment shall be not less than Twenty-Five Thousand Dollars ($25,000), and (ii) by all Schedules of Equipment shall not exceed Two Million Dollars ($2,000,000). THIS IS A NON-CANCELLABLE LEASE FOR THE TERM INDICATED. THIS TRANSACTION IS NOT A SALE OR A LOAN. The Equipment is, and shall at all times herein remain, the personal property of Lessor notwithstanding the fact that it may become affixed to realty or improvements thereon, and the title thereto shall remain in Lessor; and Lessee shall have no right, title or interest therein or thereto except as expressly set forth in this Agreement.

2.	SELECTION OF EQUIPMENT - NO WARRANTIES - ACCEPTANCE.

a.
LESSOR IS NOT A MANUFACTURER OR SUPPLIER OF THE EQUIPMENT, NOR A DEALER IN SIMILAR EQUIPMENT, HAS NOT INSPECTED THE EQUIPMENT, AND HAS NOT MADE AND DOES NOT MAKE, TO LESSEE OR OTHERS GENERALLY, ANY REPRESENTATION, WARRANTY OR COVENANT, EXPRESS OR IMPLIED, WITH RESPECT TO THE EQUIPMENT, OR THE DELIVERY, INSTALLATION OR TIMELINESS THEREOF, NOR WITH RESPECT TO THE EQUIPMENT'S TITLE, DESCRIPTION, DESIGN, CONDITION, DURABILITY, COMPLIANCE WITH SPECIFICATIONS OR REGULATIONS, QUALITY SUITABILITY, FITNESS FOR USE OR FITNESS FOR ANY PARTICULAR PURPOSE, OR MERCHANTABILITY, AND AS BETWEEN LESSOR AND LESSEE, ALL EQUIPMENT SHALL BE ACCEPTED AND LEASED BY LESSEE "WHERE IS," "AS IS" AND "WITH ALL FAULTS," AND LESSOR SHALL NOT BE RESPONSIBLE FOR ANY PATENT OR LATENT DEFECTS THEREIN, OR ANY DAMAGES WHETHER ACTUAL, SPECIAL, CONSEQUENTIAL OR INCIDENTAL ARISING THEREFROM. LESSEE AGREES THAT ALL SUCH CLAIMS SHALL BE ASSERTED AND/OR SETTLED DIRECTLY WITH THE MANUFACTURER(S) AND/OR SUPPLIER(S) AND THAT NO SUCH CLAIMS SHALL BE ASSERTED AGAINST LESSOR.

b.
IF THE EQUIPMENT IS NOT PROPERLY INSTALLED, DOES NOT OPERATE AS REPRESENTED OR WARRANTED BY THE MANUFACTURER OR SUPPLIER OR IS UNSATISFACTORY FOR ANY REASON, LESSEE SHALL MAKE ANY CLAIM ON ACCOUNT THEREOF SOLELY AGAINST THE MANUFACTURER AND/OR THE SUPPLIER OF THE EQUIPMENT AND SHALL NEVERTHELESS PAY LESSOR ALL RENT PAYABLE UNDER THIS LEASE. LESSEE HEREBY WAIVES ANY SUCH CLAIM AS AGAINST LESSOR. Lessor hereby agrees to assign to Lessee, solely for the purpose of making and prosecuting any such claim, all of the rights that Lessor has against the manufacturer or supplier for breach of warranty or other representation respecting the Equipment.

c.
LESSEE UNDERSTANDS, AGREES AND ACKNOWLEDGES THAT NEITHER THE SUPPLIER, THE MANUFACTURER NOR ANY SALESMAN OR OTHER AGENT OF THE SUPPLIER OR THE MANUFACTURER, IS AN AGENT OF LESSOR; NO SALESMAN OR AGENT OF THE SUPPLIER OR THE MANUFACTURER IS AUTHORIZED TO WAIVE OR ALTER, EITHER ORALLY OR IN WRITING, ANY TERM OR CONDITION OF THIS AGREEMENT OR ANY LEASE, AND NO REPRESENTATION AS TO ANY MATTER BY THE SUPPLIER OR MANUFACTURER SHALL IN ANY WAY AFFECT LESSEE'S DUTY TO PAY THE RENT AND PERFORM ITS OTHER OBLIGATIONS AS SET FORTH IN THIS AGREEMENT OR ANY LEASE. EXCEPT WITH RESPECT TO SUCH WAIVERS OR ALTERATIONS OF THIS AGREEMENT AS ARE EXECUTED IN WRITING BY AN AUTHORIZED OFFICER OF LESSOR, NO EMPLOYEE OR AGENT OF LESSOR IS AUTHORIZED TO WAIVE OR ALTER ANY TERM OR CONDITION OF THIS AGREEMENT OR ANY LEASE.

d.	LESSEE'S EXECUTION OF LESSOR'S FORM "EQUIPMENT ACCEPTANCE NOTICE" SHALL BE CONCLUSIVE BETWEEN LESSOR AND LESSEE AS TO THE RECEIPT IN GOOD ORDER AND CONDITION OF THE EQUIPMENT AND ACCEPTANCE THEREOF.

e.
EACH LEASE UNDER THIS AGREEMENT SHALL BE A NET LEASE, AND ALL COSTS AND EXPENSES OWED AND INCURRED IN CONNECTION WITH THE EQUIPMENT SHALL BE THE RESPONSIBILITY OF LESSEE, AND LESSEE SHALL NOT BE ENTITLED TO ANY ABATEMENT OF THE RENT OR ANY OTHER PAYMENTS DUE HEREUNDER OR ANY REDUCTION THEREOF UNDER ANY CIRCUMSTANCES OR FOR ANY REASON WHATSOEVER, INCLUDING TERMINATION OF LESSEE'S RIGHT OF POSSESSION AND/OR THE TAKING OF POSSESSION BY LESSOR UPON A DEFAULT BY LESSEE HEREUNDER.

f.	IN FURTHERANCE OF THE ABOVE ACKNOWLEDGMENTS, LESSEE SHALL EXECUTE AND DELIVER TO LESSOR CONCURRENTLY HEREWITH LESSEE'S WAIVERS AND ACKNOWLEDGMENTS ATTACHED HERETO AS EXHIBIT B.

1.
TERM. The term of each Lease subject to this Agreement shall commence, with respect to an item of Equipment, on the earlier to occur if (i) the date of acceptance of the Equipment, as set forth in the Schedule of Equipment applicable to such item of Equipment, or (ii) the date on which the installation of such item of Equipment has been completed, as certified in a certificate of installation of the supplier or vendor of such item of Equipment, and shall expire, unless sooner terminated or extended as provided herein, on the last day of the term set forth in such Schedule of Equipment.

2.
RENT - RENTAL ADVANCE - FACILITY FEE - SECURITY DEPOSIT.  Lessee agrees to pay, for the term of each Lease, total rent equal to the amount of the Monthly Rental Payment specified in each Schedule of Equipment multiplied by the number of months of the term of such Lease specified in such Schedule of Equipment. The Monthly Rental Payment shall be calculated at the monthly rate of $0.03034 per each one dollar ($1.00) of debt incurred by the Lessor for the purchase, sales tax, delivery and initial installation of the Equipment, including the price thereof and all sales and use taxes and all shipping, insurance and other applicable charges up to a maximum of $2,000,000 in debt. The first month rent specified on a Schedule of Equipment shall be due and payable in advance on the commencement date of the Lease evidenced by such Schedule of Equipment; provided, however, that if the commencement date of any Lease shall be other than the first day of a calendar month, Lessee shall make one initial payment on the commencement date in an amount equal to one-thirtieth of the Monthly Rental Payment set forth in the applicable Schedule of Equipment multiplied by the number of days from and including the commencement date through and including the last day of the calendar month in which such Lease commences. Subsequent rental payments shall be due monthly, in advance, commencing on the first day of the calendar month after the month in which such Lease commences.

3.
LOCATION.  The Equipment shall be delivered to the locations (the "Equipment Locations") specified in the Schedule of Equipment, and may be moved from time to time by Lessee or at Lessee's direction to various accounts for use by Lessee's customers.

4.
USE - LABELS - REPAIRS - ALTERATIONS.  Lessee shall, at its own cost and expense, pay all shipping charges and other expenses incurred in connection with the shipment of the Equipment to the Equipment Location and all charges and expenses in connection with the operation of the Equipment. Lessee shall use, operate, maintain and store the Equipment in a careful and proper manner, for the purposes designated by the manufacturer or supplier of the Equipment and comply with all federal, state, municipal, and other laws, ordinances, regulations and insurance requirements applicable in any way to the inspection, possession, use or maintenance of the Equipment. Lessee shall only permit the Equipment to be serviced by qualified (and if required by any law or regulation, duly licensed) employees or contractors of Lessee. Lessee shall (a) maintain the Equipment in good condition, repair and working order (ordinary wear and tear resulting from the proper use thereof alone accepted), (b) not permit abuse, weathering, wreckage, dilapidation or waste thereof, and (c) to the extent necessary, assume the cost and expenses of repair or reconditioning at or prior to surrender of the Equipment to Lessor. Lessee shall not make any alterations, additions, replacements, substitutions, or improvements to the Equipment without Lessor's prior written consent. All alterations, additions, replacements, substitutions, or improvements made to the Equipment shall immediately become the property of Lessor. Lessee shall affix labels stating that the Equipment is owned by Lessor and/or Lessee and keep the same in a prominent place on each item of Equipment. Where a piece of Equipment bears Lessee's standard label indicating that Lessee is the owner of such Equipment, such label shall be for the benefit of Lessor and shall not indicate ownership by Lessee.

5.
SURRENDER.  Upon the expiration or earlier termination of each Lease and subject to Lessee's buyout option, Lessor may require Lessee, at its expense and risk, to return the Equipment in good condition and repair, ordinary wear and tear resulting from proper use thereof alone excepted, by delivering it, to such place or carrier as Lessor may specify, freight and insurance prepaid. If Lessee fails to return the Equipment to Lessor as specified in writing within ten (10) days of demand by Lessor, Lessor may, at its option, pursue either of the following specific remedies, in addition to any and all other rights and remedies which Lessor may possess in such case against Lessee: (a) take such actions as Lessor may lawfully take to repossess and/or sell or lease the Equipment pursuant to the procedures and with such rights as are specified in paragraph 14(c) hereof; or (b) treat the Equipment as wrongfully converted by Lessee for its own use and take legal action to recover from Lessee the then fair market value of the Equipment. For the purpose of this paragraph 7(b), Lessor and Lessee agree that the fair market value of the Equipment shall be conclusively presumed to be the higher of the following: (i) the cost to one in a business similar to that of Lessee of replacing the leased Equipment with like equipment of the same age and description in good condition and repair (ordinary wear and tear excepted), assuming the equipment to be in place and/or in a going business; or (ii) the cost of replacement to Lessor of like equipment of the same age and description in good condition and repair in the open market. If Lessee fails to pay the fair market value of the Equipment as determined under this paragraph 7(b) within ten (10) days after demand for payment delivered by Lessor to Lessee, Lessee shall further be obligated to Lessor to pay interest on said amount calculated in the manner provided in paragraph 13 hereof, plus all costs and expenses of Lessor of collecting the fair market value of the Equipment, including reasonable attorneys' fees and appraisal fees.

6.
LOSS - THEFT - DAMAGE - DESTRUCTION.  Lessee shall bear and hereby assumes the entire risk of loss, theft, damage or destruction of or to the Equipment from any cause whatsoever, and no such loss, theft, damage or destruction of or to the Equipment, or any defect therein or unfitness thereof, or any delay, deficiency, absence of insurance proceeds, or unavailability, delay or failure of supplies, parts, mechanisms, devices or services for the Equipment or failure of the Equipment to function, for any cause, shall relieve Lessee of the obligation to pay rent or of any other obligation under this Agreement or any Lease. In the event that any item of the Equipment as a result of any cause whatsoever, becomes lost, stolen, destroyed or damaged, then Lessee shall, within forty-eight (48) hours thereafter, fully inform Lessor of the facts and circumstances surrounding such event, as well as the nature of such loss, destruction or damage. If the damage is repairable, Lessee shall immediately place the Equipment in good condition and repair. If Lessor determines that any item of the Equipment is lost, stolen, destroyed or damaged beyond repair, Lessee, at the option of Lessor shall: (a) replace the same with like equipment of the same age and description in good condition and repair (ordinary wear and tear excepted); or (b) pay Lessor, in cash, all of the following: (i) all amounts then owed by Lessee to Lessor under the Lease; (ii) the unpaid balance, after payment of (i) above, of the total rent for the initial or then current renewal term of the Lease attributable to said item; (iii) the fair market value of said item as same would be estimated to be at the termination of the initial term of the Lease as if said item was not lost, stolen, destroyed or damaged beyond repair. For the purpose of this paragraph 8(b), Lessor and Lessee agree that fair market value shall be conclusively presumed to be the higher of the following: (i) the cost to one in a business similar to that of Lessee of replacing equipment of the same age and description in good condition and repair (ordinary wear and tear excepted), assuming the equipment to be in place and/or in a going business; or (ii) the cost of replacement to Lessor of like equipment of the same age and description in good condition and repair (ordinary wear and tear excepted) in the open market. In the event Lessor shall receive, collect or recover any insurance payment or proceeds in connection with the loss, theft, destruction or damage beyond repair of the Equipment or any item thereof, said payment or proceeds shall be deducted from the amount due to Lessor under (b) above. Lessor may, at its option, elect:

(i) to apply all or any portion of said insurance to replace or repair the Equipment; and/or

(ii) to satisfy all or a portion of Lessee's rental obligations hereunder. Lessee shall be responsible for making all insurance claims and prosecuting any other claims or actions which may arise in connection with the loss, theft, destruction or damage beyond repair of any item of the Equipment. Lessor shall not be obligated to undertake, by litigation or otherwise, the collection of any insurance or other claim against any person for loss of or damage to the Equipment.

7.
INSURANCE.  Lessee shall, at its expense, cause each item of Equipment to be insured during and throughout the term of the Lease applicable to such item for risks of physical loss or damage in an amount not less than the fair market value of the Equipment, which for purposes of this paragraph 9 shall be determined as the cost of replacement of the Equipment with like equipment of the same age and description in good condition and repair (ordinary wear and tear excepted), and shall keep its existing public liability, personal injury and property damage insurance policies in effect at current levels throughout the term of each Lease. Each such insurance policy shall name Lessor as an additional insured. Upon signing each Schedule of Equipment, Lessee shall instruct his insurance agent, broker or company to confirm to Lessor in writing that the necessary insurance has been bound and inform Lessor of the name of the insurance company binding this insurance, the amount of insurance and the full description of the coverage; and within ten (10) days after the date of the Lease to forward to Lessor the original insurance policy or policies. All such insurance shall provide for thirty (30) days' prior written notice to Lessor of cancellation, restriction or reduction of coverage. Lessee hereby irrevocably appoints Lessor as Lessee's attorney-in-fact to make claim for, receive payments or return premiums, and execute and endorse all documents, checks or drafts under any insurance policy issued pursuant hereto. Certificates, endorsements and copies of all policies of insurance shall be promptly delivered to Lessor, but Lessor shall be under no duty to ascertain the existence of nor to examine such insurance policy, nor to advise Lessee in the event such insurance coverage does not comply with the requirements hereof. In no event shall loss or damage insurance on the Equipment be in an amount less than the fair market value of the Equipment determined in the manner set forth in this paragraph 10, as reasonably determined by Lessor. The proceeds of said loss or damage insurance shall be payable to Lessor, but Lessor shall remit all such insurance proceeds to Lessee at such time as Lessee either (a) provides Lessor satisfactory proof that the damage has been repaired and the Equipment has been restored to good working condition and repair or that the Equipment has been replaced with like equipment of the same age and description in good condition and repair, or (b) has paid to Lessor the amounts otherwise due to Lessor on loss of such Equipment. It is understood and agreed that any payments made by Lessee or its insurance carrier for loss or damage of any kind whatsoever to the Equipment are not made as accelerated rental payments or adjustments of rentals, but are made solely as indemnity to Lessor for loss or damage to the Equipment. If Lessee fails to purchase and maintain insurance in accordance with the terms of this Lease, Lessor shall have the right, but shall not be obligated, to effect such insurance and pay the premium for it. In that event, Lessee shall repay to Lessor the cost thereof with the next monthly rental payment due.

8.
LIENS, ETC. AND TAXES.  From and after the date specified on each Schedule of Equipment, Lessee shall keep the Equipment identified therein free and clear of all levies, liens, encumbrances, restraining orders, stay orders, and seizures. Lessee shall pay, when due, all license and registration fees and sales, use personal property or other taxes or charges (local, state, and federal) which may now or hereafter be imposed upon title, ownership, leasing, rental, sale, purchase, possession, or use of the Equipment, excluding, however, all taxes on or measured by Lessor's income. If Lessee fails to pay said charges and taxes when due, Lessor shall have the right, but shall not be obligated, to pay said charges and taxes. In any event, Lessee shall pay to Lessor the amounts thereof upon demand within ten (10) days of the due date for payment thereof to the appropriate local, state or federal authority, whether or not Lessor shall have advanced the funds for Lessee, unless Lessee has previously paid such amounts, which amounts shall be paid by Lessor to the appropriate local, state or federal authority.

9.
DEFENSE OF TITLE - INDEMNITY.  Lessee shall at all times protect and defend, at its own cost and expense, Lessor's ownership of the Equipment against all claims, liens and legal processes of creditors of Lessee and other persons claiming through Lessee. In the event that Lessee fails to protect and defend Lessor's ownership of the Equipment against any such claim, lien or legal process, Lessor may, at its option, take such steps as it deems necessary for such purpose. Lessee shall reimburse Lessor for all of its costs and expenses in connection therewith upon demand by Lessor. Failure to pay the amount specified in such demand shall result in a default hereunder subject to the remedies specified in paragraph 15 hereof. Lessee assumes liability for and hereby agrees (whether or not Lessor is otherwise insured therefor) to indemnify, protect, save, keep and hold harmless Lessor and its agents and employees from and against any and all costs, expenses, liabilities, obligations, losses, damages, penalties, claims, tax claims, actions, suits and proceedings (including legal expenses, hearing costs, experts' fees and reasonable attorneys' fees) of whatsoever kind and nature, imposed on, incurred by or asserted against Lessor because of the manufacture, design, purchase, transportation, acceptance or rejection of the Equipment, and the delivery, ownership (including warranty, product liability and strict liability in tort by virtue of ownership), lease, inspection, possession, use, operation, condition, maintenance, valuation or return of the Equipment (including, without limitation, latent or other defects, whether or not discovered by Lessor or Lessee), and any claim for patent, trademark or copyright infringement. Lessee shall immediately notify Lessor of the commencement of such action in writing, together with information concerning the nature of the events leadings to such action, whether or not Lessor is named as a party to such action, and shall assume the defense of Lessor at its own cost and expense with legal counsel satisfactory to Lessor. Lessor shall have the right, exercisable at any time during the pendency of such action, to assume the defense of Lessor's rights in such action with counsel of its own choosing, in which event Lessee will reimburse Lessor for all costs and expenses incurred by Lessor in connection with such action. Lessee shall further satisfy, pay and discharge any and all judgments and fines that may be recovered against Lessor in any such action. In the event of claims or suit against a third party to whom Lessee transferred or suffered the transfer of the Equipment, Lessee shall indemnify Lessor for all costs, expenses and attorney fees involved to recover the Equipment or its value.

10.
ASSIGNMENT.  Without Lessor's prior written consent, which consent shall not unreasonably be withheld, Lessee shall not assign, transfer, pledge, hypothecate, grant any security interest in or otherwise any of this Agreement or any Lease or the Equipment. Lessee acknowledges that the sale or other disposition of its business or premises shall not relieve it of the duties and obligations under this Agreement or under any Lease. Lessor may assign this Agreement and any Lease and/or grant a security interest in this Agreement and any Lease or in the Equipment, in whole or in part, without notice to Lessee, and its assignee or secured party may reassign this Agreement and any Lease and/or such security interest, without notice to Lessee. Each such assignee and/or secured party of Lessor shall have all of the rights of Lessor under this Agreement and such Lease. Lessee agrees to recognize each such assignment and/or security interest and to treat the assignee or any subsequent assignee as taking free of any defense, set-off, recoupment, claim or counterclaim which Lessee may have against Lessor whether arising under this Agreement, any Lease or any other transaction or otherwise. It is hereby understood and agreed that any assignee of Lessor or any subsequent assignee does not assume any obligations of Lessor, and Lessee agrees not to assert against Lessor's assignee or any subsequent assignee any defense, set-off, recoupment, claim or counterclaim which Lessee may have against Lessor, whether arising under this Agreement, any Lease or any other transaction or otherwise. Lessee's obligations to pay directly to the assignee all rentals and other sums which become due from Lessee as set forth herein and in the Leases shall be absolutely unconditional and shall be payable whether or not the Agreement or any Lease is terminated by operation of law or otherwise, and Lessee promises to pay the same notwithstanding any defense, set-off or counterclaim whatsoever, whether by reason of breach of the Lease or otherwise, which they may now or hereafter have against Lessor. Subject to the foregoing, this Agreement and each Lease inures to the benefit of and is binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

11.
LATE CHARGES - PERFORMANCE BY LESSOR.  Should Lessee fail to pay any monthly rental payment or any other sum required to be paid to Lessor by Lessee under this Agreement or any Lease within ten (10) days after the due date thereof, Lessee shall be liable for a late charge calculated on the amounts not paid at the rate of ten percent (10%) per annum, until payment of all overdue and unpaid amounts. Upon assessment by Lessor, Lessee shall also pay, as indemnity, an additional service and overhead charge equal to the greater of two hundred fifty dollars ($250) or five percent (5%) of any overdue amount. Nothing herein shall be deemed to require the assessment or payment of any amounts not otherwise legally collectible by Lessor. If Lessee shall fail duly and promptly to perform any of Lessee's obligations under the provisions of paragraphs 6, 7, or 8 hereof, Lessor may, at its option and at any time thereafter, perform the same for the account of Lessee without thereby waiving the default, and any expense or liability incurred by Lessor in so doing, together with a late charge calculated on the amounts not paid at ten percent (10%) per annum shall be payable by Lessee upon demand by Lessor as additional rent for the Equipment. All late fees chargeable under this paragraph 13 shall be computed on the basis of a year of three hundred sixty (360) days for the actual number of days elapsed until payment of the overdue and unpaid amounts.

12.
DEFAULT.  The occurrence of any one or more of the following events shall constitute a default under this Agreement and a simultaneous default under all Leases: (1) failure of Lessee to pay any monthly rental payment or any other sum required to be paid by Lessee to Lessor under this Agreement or any Lease within ten (10) days after the same becomes due and payable; (ii) failure or neglect to perform, keep or observe any term, covenant, condition, agreement or other provision of this Agreement or any Lease and the continuance thereof for thirty (30) days after performance of such term, covenant, condition, agreement or provision was due; (iii) abandonment of the Equipment; (iv) any proceeding under any provision of the Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including any agreement for the benefit of creditors, formal or informal moratoria, composition or extension generally with Lessee's creditors, is commenced by or against Lessee or any of its assets; (v) if Lessee is enjoined, restrained or in any way prevented by court order from continuing to conduct all or a material portion of its business; (vi) making any misrepresentation or false statement as to Lessee's credit or financial standing in connection with the execution of this Agreement or a Lease; (vii) suffering any attachment or execution to be levied or other lien to be made on any of Lessee's property; (viii) permitting or suffering any other entity or person to possess and/or use the Equipment voluntarily without the prior written consent of Lessor; (ix) ceasing to do business as a going concern; (x) defaulting, where other security is given by Lessee to Lessor, in any obligation or encumbrance related to such other security; or (xi) defaulting under any Lease or under any other agreement between Lessee and Lessor. Upon default by Lessee, Lessor shall have the right and option, but shall not be obligated, to exercise any one or more of the following remedies which remedies, or any of them, may be exercised with prior written notice to Lessee:

a.
ACCELERATION OF RENT - RECOVERY OF ALL OTHER SUMS.  To declare all rents and other amounts then due or to become due hereunder immediately due and payable, and pursuant to such acceleration to immediately recover all of such rents or other amounts then due or to become due hereunder. In the event Lessor exercises such acceleration right and Lessee pays the total amount of unpaid rents for the balance of the term of any or all Leases, or Lessor obtains judgment for all of such unpaid rent, Lessee shall be entitled to retain possession of the Equipment for the balance of the term of the Lease or Leases, provided that Lessee pays such judgment obtained by Lessor within fifteen (15) days after said judgment becomes final and that Lessee thereafter does not breach any provision hereof until its termination by full payment of such judgment. If Lessee fails to pay such judgment within fifteen (15) days after it becomes final, or Lessee breaches any other provision hereof, Lessor shall be entitled to take immediate possession of the Equipment. If Lessor does repossess the Equipment, Lessor's rights shall include those enumerated in paragraph 14(c) hereof in addition to all other rights and remedies available.

b.
TERMINATION.  To declare any or all Leases terminated, in which case Lessor shall have the right to recover all rent and other sums due from Lessee hereunder to the extent provided for in paragraph 14(d) hereof and to repossess, sell or lease the Equipment to the extent set forth in paragraph 14(c) hereof in addition to all other rights and remedies available.

c.
REPOSSESSION - PROTECTIVE CUSTODY - RESALE - RE-LEASE.  To enter the premises where the Equipment is located, without notice, demand or legal process, and without incurring any liability to Lessee for damages, and to take possession of the Equipment or render same unusable, wherever it may be located, without demand or notice, or without any court order or other process of law and without incurring any liability to Lessee for any damage occasioned by such taking of possession of or rendering unusable the Equipment. Upon notice of its determination to repossess the Equipment, Lessor may require Lessee to assemble the Equipment and return it to Lessor at a place to be designated by Lessor that is reasonably convenient to Lessor and Lessee. Lessor acknowledges that the Equipment will be installed in various accounts across the United States and agrees to allow reasonable time for such repossession of the Equipment in light of its location. Such repossession shall not constitute termination of the Lease unless Lessor so notifies Lessee in writing. In the event of the taking of such possession:

i.	Lessor may place the Equipment in protective custody at Lessee's expense for the balance of the term of this Lease or any portion thereof; or

ii.
Lessor may re-lease the Equipment at such rental and upon such terms and conditions as Lessor in its sole discretion deems reasonable, or may sell or attempt to sell the Equipment at public or private sale for cash or on credit, at such price and upon such terms as Lessor in its sole discretion deems reasonable. Any attempts on the part of Lessor to re-lease or sell the Equipment shall not be deemed a waiver of Lessor's rights to accelerate all sums due or to become due under this Lease as provided for above. In the event of such re-leasing of the Equipment, or the sale of the Equipment, Lessee shall forthwith pay to Lessor any deficiency remaining which deficiency shall be computed as the total of unpaid rent for the remaining term of this Lease, plus any other sums due pursuant to any other provision of this Lease, plus all costs of collection, including but not limited to costs of repossessing, transporting, and storing the Equipment, plus reasonable attorneys' fees if services of attorneys are utilized hereunder, plus all costs of repairing, reconditioning, reselling, or otherwise disposing of the Equipment, including but not limited to reasonable commissions paid or payable to Lessor's employees or agents for re-leasing or selling the Equipment, plus any other costs of collection (or if suit has been filed, the total amount of all sums prayed for in the complaint) (or if judgment has been entered, the total amount of the judgment, plus interest and costs after judgment), less the total rentals to be received under any lease covering the re-leasing of the Equipment during the balance of the existing term of the Lease, or the total proceeds realized upon the sale of the Equipment. In the event that the Equipment is disposed of by any installment agreement or by the re-leasing of the Equipment, or by successive installment contracts or new leases thereafter with successive purchasers or lessees, none of such resales or leases shall release Lessee from liability hereunder, but Lessee's liability hereunder for any deficiency as computed hereunder shall continue until Lessor shall have received in cash from such new leases or sales the full amount due under the Lease; or

iii.
iii. Lessor may take possession of the Equipment for its own use and benefit in full satisfaction of Lessee's rental obligation hereunder; provided that Lessor shall not be deemed to have taken possession of the Equipment for its own use until Lessor notifies Lessee that it does not intend to sell or re-lease the Equipment.

a.	RECOVERY OF SUMS DUE OR TO BECOME DUE. Lessor may recover all rents and other amounts due until time of payment.

b.
REMEDIES CUMULATIVE.  Lessor's rights and remedies hereunder, and all other agreements entered into between Lessor and Lessee in connection with each Lease, shall be cumulative. Lessor may pursue any other rights and remedies available to it as provided under the California Uniform Commercial Code, by law or in equity. No exercise by Lessor of one right or remedy shall be deemed an election and no waiver by Lessor of any event of default by Lessee shall be deemed a continuing waiver.

In the event that Lessee shall secure its performance hereunder by any security device upon real or personal property, Lessor shall be entitled to resort to such security after default hereunder by Lessee without waiving any of Lessor's rights to concurrently or thereafter pursue any other remedy provided for in this paragraph 14. Any repossession of the Equipment by Lessor or any other action by Lessor under this paragraph shall not constitute a termination of Lessee's obligations under this Agreement or any Lease unless Lessor so notifies Lessee in writing. In the event that the obligations of Lessee hereunder are guaranteed by any guarantor or guarantors, Lessor shall not be obligated to proceed against any such guarantor or guarantors before resorting to its remedies against Lessee hereunder. Notwithstanding any such action that Lessor may take, including the taking of possession of any or all of the Equipment, Lessee shall remain liable for the full performance of any and all of its obligations hereunder.

In addition to all of the foregoing, Lessee shall pay to Lessor all costs and expenses, including reasonable attorneys' fees and disbursements, incurred by Lessor in exercising any of its rights or remedies hereunder. In the event that Lessor or Lessee institutes any action hereunder, this Lease shall be deemed to have been entered into at the offices of Lessee in Vista, San Diego County, California, and all performance on the part of Lessee, including the payment of all sums due hereunder, shall be deemed to have been required to be performed by Lessee at the offices of Lessee in Vista, San Diego County, California.

1.
NOTICES.  Any written notice or demand under this Lease may be given to a party by mailing it to the party at its address set forth herein, or at such address as the party may provide the party giving notice in writing from time to time. Notice or demand so mailed shall be effective when deposited in the United States mail, duly addressed and with postage prepaid, or when personally delivered to a responsible officer of the party receiving notice.

2.
EQUIPMENT ACCEPTANCE NOTICE.  If, for any reason, Lessee fails to execute the Equipment Acceptance Notice in the form attached hereto as Exhibit C within ten (10) days after the receipt by Lessee of the Equipment, or should Lessee fail to execute said Equipment Acceptance Notice after Lessor, at its option, causes to be delivered like Equipment, due to the failure of the supplier to deliver same within a reasonable length of time, or should Lessee indicate its desire to cancel any Lease for any reason whatsoever prior to execution of the Equipment Acceptance Notice, Lessor, at its option, shall have the right to terminate and cancel such Lease.

3.
SEVERABILITY.  If any provision of this Agreement or any Schedule of Equipment is held invalid, such provision shall be deemed omitted, but the remaining provisions hereof or thereof, including the remaining default remedies, shall be given effect in accordance with the manifest intent hereof.

4.
EXPENSES OF ENFORCEMENT.  Lessee shall pay to Lessor all costs and expenses, including reasonable attorneys' fees and fees of collection agencies, incurred by Lessor in exercising any of its rights or remedies hereunder or in enforcing any of the terms or provisions hereof.

5.
ENTIRE AGREEMENT - WAIVER.  This instrument, together with the Schedules of Equipment and any other written instrument, document or other agreements executed by the parties hereto, or any document executed by Lessee pursuant to any executed agreement of the parties hereto, which refers to and/or secures the performance of this Lease, constitutes the entire agreement between Lessor and Lessee with respect to the subject matter hereof. Neither this Agreement nor any Schedule of Equipment may be amended, altered or changed except by written agreement signed by Lessor and Lessee. Waiver by Lessor of any provision hereof in one instance shall not constitute a waiver as to any other instance. This instrument supersedes all prior representations, understandings or agreements by and between the parties with respect to the subject matter hereof, and the parties rely only upon the contents hereof in executing this instrument.

6.
RIGHT OF INSPECTION.  Subject to any applicable laws, regulations and rules, Lessor shall have the right, from time to time during reasonable business hours, or otherwise upon twenty-four (24) hours oral or written notice, to enter upon Lessee's premises or elsewhere for the purpose of confirming the existence, condition and the proper maintenance of the Equipment.

7.
TAX TREATMENT.  Lessee hereby acknowledges and agrees with Lessor that Lessor shall be entitled to, and shall have the sole right to utilize and claim and make elections for, the depreciation deductions provided by Section 168 of the Internal Revenue Code of 1986, as amended and in effect as of the date hereof ("Code"), or any similar or successor law, on each item of Equipment in the computation of federal, state and local tax returns and reports for each year during the term of each Lease.

8.
NATURE OF AGREEMENT.  It is expressly acknowledged and agreed that IT IS NOT THE INTENT OF THE PARTIES HERETO TO ENTER INTO OR CREATE A SECURITY AGREEMENT. This Agreement, and each Schedule of Equipment hereunder, is a lease and shall not be construed as a security agreement or as creating a security interest in the Equipment.

9.
PURCHASE OPTION.  Lessee shall have the right and option to purchase AS-IS-WHERE-IS the Equipment described in any Schedule of Equipment, at the expiration of the term of the Lease represented thereby, at a price equal to $1. The exercise of said option is subject to the conditions that Lessee shall have performed all of the terms and conditions of this Agreement, the Lease and of all other agreements between Lessor and Lessee, at the time and in the manner required therein, and neither an event of default nor an event which with due notice and/or lapse of time would constitute an event of default shall have occurred and be continuing under this Agreement, the Lease or any other such agreement.

10.
COMMERCIAL RISK.  Lessee shall bear all risks in the event the Equipment leased herein shall be unusable to Lessee for any reason whatsoever, including, but not limited to, GOVERNMENT REGULATIONS, OBSOLESCENCE OR COMMERCIAL FRUSTRATION. Lessee agrees to be bound by all provisions of this Agreement and the Lease should the Equipment be or become unusable for any reasons whatsoever.

11.
MISCELLANEOUS.  Time is of the essence of this Agreement and of each Lease. If there is more than one Lessee named in a Lease, the liability of each shall be joint and several. Whenever the singular is used herein the plural is included, if applicable. The paragraph titles used herein are for convenience of the parties only and shall not be considered in construing the provision of this Agreement and the Leases.

12.
FURTHER ASSURANCES - ADDITIONAL SECURITY - FINANCING  STATEMENTS.  Lessee shall execute and deliver to Lessor, upon execution of each Lease, such instruments and assurances as Lessor deems necessary or advisable for the confirmation or perfection of this Agreement, each Lease, and Lessor's rights in and to the Equipment hereunder and thereunder. At Lessor's request, Lessee will execute whatever documents evidencing the interest of Lessor hereunder as Lessor deems necessary to protect such interest, including financing statements pursuant to the Uniform Commercial Code. Lessee further authorizes Lessor or its assignee or any subsequent assignee to file a financing statement signed only by Lessor or such assignee in all places where necessary to perfect Lessor's security interest in all jurisdictions where such authorization is permitted by law. Lessee shall cause such financing statements to be filed in the appropriate states in order to record Lessor's interests in the Equipment at each location, and shall pay all of the costs and fees for making such filings and amendments thereto and continuations thereof so that the Lessor's rights are continuously perfected in each location of any Equipment under the Uniform Commercial Code during the term of the Lease.

13.
LESSEE'S REPRESENTATIONS AND WARRANTIES.  As a material and essential further inducement for Lessor to enter into this Agreement, Lessee makes the following representations and warranties: (a) neither the execution or delivery by Lessee of this Agreement, the Schedules of Equipment to be executed pursuant hereto, and all related instruments and documents, nor the consummation of any of the transactions by Lessee contemplated hereby or thereby, requires the consent or the approval, the giving notice to, the registration with, or the taking of any other action in respect of, any federal, state, or foreign governmental authority or agency; (b) this Agreement, the Schedules of Equipment to be executed pursuant hereto, and all related instruments and documents, when entered into by Lessee, will constitute legal, valid and binding obligations of Lessee, enforceable against Lessee in accordance with the terms hereof and thereof; (c) there are no pending or threatened actions or proceedings with Lessee as a party, and there are no pending or threatened actions or proceedings of which Lessee has knowledge, before a court or administrative agency which might materially adversely affect the financial condition of Lessee, or the ability of Lessee to perform its obligations hereunder; (d) the financial statements of Lessee which have been furnished to Lessor in connection herewith have been prepared in accordance with generally accepted accounting principles consistently applied, and fairly, accurately and completely present Lessee's financial condition and, if applicable, the results of its operations as of the date and for the period covered by such statements, and since the date of such statements there have been no materially adverse changes in such conditions or operations; and (e) each Lease will be made, and the Equipment will be used by Lessee, for business or commercial purposes, and not for personal, family or household purposes.

14.
GOVERNING LAW - VENUE - JURY TRIAL WAIVER - ARBITRATION.  The interpretation and construction of the terms of this Agreement and each Lease, and the rights of all parties arising out of or in connection herewith, shall be governed by and construed in accordance with the internal laws of the State of California, without regard to principles of conflicts of law. The parties agree that any actions or proceedings arising in connection with this Agreement that are not arbitrated pursuant to this paragraph 28 shall be tried and litigated only in the State and Federal courts located in the County of San Diego, State of California. LESSOR AND LESSEE EACH WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, THE RIGHT TO A TRIAL BY JURY AND ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY ACTION OR PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS PARAGRAPH 28. Any controversy or claim between the parties, including, without limitation, those arising out of or relating to this Agreement or any Lease, shall, at the option of Lessor, be determined by arbitration. The arbitration shall be conducted in San Diego County, California under the Commercial Rules of the American Arbitration Association. Judgment upon the arbitration award may be entered in any court of competent jurisdiction.

15.
SURVIVAL, OF REPRESENTATIONS AND WARRANTIES.  All representations and warranties made by Lessee hereunder shall survive the initial and any renewal term of this Lease, and shall be binding upon Lessee for so long as and to the extent that such representations and warranties shall affect Lessor's rights hereunder.

16.
COUNTERPARTS AND RECORDING.  This Lease may be executed in any number of required counterparts, each counterpart constituting an original. The parties agree to execute, acknowledge and deliver such further counterparts of this Lease as maybe required at any time in order to comply with the provisions of any applicable law requiring the recording or filing of this Lease or a copy hereof in any public office of the United States, any state or any political or governmental subdivision of any state. Lessee agrees to pay the fees and charges imposed by law for such mandatory recording or filing and the necessary expenses of Lessor, if any, in effecting such recording or filing.

17.
CONTINUING COVENANTS.  Lessee (a) shall provide written notice to Lessor within five (5) days of the filing of a petition by or against Lessee in a proceeding under the Federal bankruptcy laws or other insolvency laws (as now or hereafter in effect), (b) shall be deemed to furnish Lessor, as a material inducement to enter into this Agreement, each financial statement of Lessee as and when filed by Lessee with the Securities Exchange Commission, and shall be deemed to represent and warrant that each thereof shall have been prepared in accordance with generally accepted accounting principles consistently applied, and shall fairly reflect the financial condition of Lessee at the end of and as to each reported period, and (c) shall monitor, record and report to Lessor from time to time and upon request the location of all Equipment, the names of the end-users of all Equipment, the jurisdiction in which the end-user is domiciled and the status of the financing statements filed thereon under the Uniform Commercial Code.

18.
THIRD PARTY USE / BAILMENT FORMS. Lessee will place the Equipment in the facilities of its customers for their use in conjunction with various Lessee products At installations of the Equipment, Lessee will direct that its standard and customary equipment use agreement (Equipment Use Agreement) as amended, be signed or otherwise agreed to by the customer in consideration of the customer's use of the Equipment Lessor acknowledges and accepts that such Equipment Use Agreement may designate Lessee as the owner of the equipment installed, however such designation shall not effect a transfer of the ownership interest in the Equipment.

IN WITNESS WHEREOF, the undersigned have caused to be executed this Master Equipment Lease Agreement by their respective duly authorized officers as of the date set forth below.

LESSOR:	LESSEE:

Date: 07-22-05	Date: 07-22-05

JAVO DISPENSER , LLC	JAVO BEVERAGE COMPANY, INC.

By: /s/ Richard A. Gartrell	By: /s/ Cody C. Ashwell
Richard A. Gartrell	Cody C. Ashwell
Title: Manager	Title: CEO

EXHIBIT A

SCHEDULE OF EQUIPMENT NO.

Dated as of _____, 200_

to

Master Equipment Lease Agreement
between
Javo Dispenser, LLC, as Lessor,
and
Javo Beverage Company, Inc., as Lessee,

dated  of July 22, 2005

Description of Equipment Leased

Quantity	Manufacturer	Model No. Description	Serial No.	Destination

Name of Suppliers:

A-1

Terms of Payment of Lease

Monthly	No. Months
Rental	Initial Term
Payment	of Lease

84

Commencement Date:	_____________, 200_
Security Deposit:	$ ____________
Rent Due on Commencement:	$____________

This Schedule of Equipment is executed and delivered pursuant to and shall be performed in accordance with the provisions of, the Master Equipment Lease Agreement identified above. All of the terms, provisions, covenants, conditions and agreements set forth in the Master Equipment Lease Agreement are incorporated herein by this reference. By their execution and delivery of this Schedule of Equipment, the parties hereby reaffirm all of the terms, provisions, covenants, conditions, and agreements of the Master Equipment Lease Agreement, including, without limitation, Lessee's warranties and representations set forth in paragraph 27 thereof and covenants set forth in paragraph 31 thereof as and as of the Commencement Date of this Lease.

IN WITNESS WHEREOF, the undersigned have caused this Schedule of Equipment to be executed on this _ day of , 200_.

Lessee	Lessor

JAVO BEVERAGE COMPANY, INC.	JAVO DISPENSER, LLC

By:______________________	By._____________________

Title:_____________________	Title:____________________

A-2

EXHIBIT B

FORM OF

LESSEE'S WAIVERS AND ACKNOWLEDGMENTS

Please Initial

LESSEE HEREBY ACKNOWLEDGES THE FOLLOWING:

1. Javo Dispenser, LLC, a Delaware limited liability company ("Lessor") is not a manufacturer, distributor, wholesaler, retailer or dealer in any kind of equipment whatsoever.

2. The lease agreement between the parties hereto is a financing lease and not a merchant lease.

3.   Lessor has no information about or expertise as to the equipment that is being leased. Lessee has selected the equipment without assistance or participation by Lessor. LESSEE WARRANTS TO LESSOR THAT LESSEE HAS SELECTED EQUIPMENT SUITABLE FOR LESSEE'S NEEDS AND PURPOSES AND HAS HAD AN OPPORTUNITY TO INSPECT, TEST AND EVALUATE SAID EQUIPMENT.

4. Lessee acknowledges that LESSOR IS PURCHASING THE EQUIPMENT IN RELIANCE ON LESSEE'S ACKNOWLEDGMENTS HEREIN.

5. Lessee acknowledges that LESSOR WILL, AND HEREBY DOES RELY ON LESSEE'S REPRESENTATIONS AS SET FORTH IN THE EQUIPMENT ACCEPTANCE NOTICE IN MAKING PAYMENT TO THE VENDOR.

6.     Lessee acknowledges and represents to LESSOR that LESSEE IS NOT RELYING ON ANY REPRESENTATIONS BY LESSOR AS TO THE FITNESS OR SUITABILITY OF THE EQUIPMENT, AND ACKNOWLEDGES THAT LESSOR HAS MADE NO WARRANTIES WHATSOEVER WITH RESPECT TO SAID EQUIPMENT.

7. All agreements between Lessee and Lessor are set forth in the documents executed previously or herewith. There are no other agreements, written or oral, between Lessee and Lessor with respect to the lease agreement or the equipment leased therein.

B-1

LESSEE

Date: 7-22-05	JAVO BEVERAGE COMPANY, INC.
NAME OF LESSEE

B-2